Exhibit 99

                              FOR IMMEDIATE RELEASE
                              ---------------------

                  ALL AMERICAN ANNOUNCES THIRD QUARTER RESULTS
                  --------------------------------------------

                 Second Sequential Quarterly Increase in Sales
                 ---------------------------------------------
                   15% Ahead of Second Quarter of 2003 Sales
                   -----------------------------------------

Miami, FL - November 13, 2003 -- All American Semiconductor, Inc. (The Nasdaq Stock Market:SEMI), a leading distributor of electronic components, today announced its results for the third quarter of 2003.

Net sales for the quarter ended September 30, 2003 were $82.8 million, down 3% from net sales of $85.5 million for the same period of 2002. Income from operations was $1.0 million for the third quarter of 2003, compared to $1.1 million for the third quarter of last year. Net income for the quarter ended September 30, 2003 was $177,000 or $.04 per share (diluted), compared to $1.6 million or $.40 per share (diluted) for the third quarter of 2002 which 2002 period included other income of $1.3 million on an after-tax basis associated with a settlement with a customer of an accounts receivable that had been written off in 2001.

For the first nine months of 2003, net sales were $224.6 million, down 12% from net sales of $255.1 million for the first nine months of 2002. Income from operations was $2.5 million for the first nine months of 2003, compared to $3.4 million for the same period of 2002. Net income was $301,000 or $.08 per share (diluted) for the nine months ended September 30, 2003, compared to $1.9 million or $.49 per share (diluted) for the same period of 2002 which 2002 period included other income of $1.3 million on an after-tax basis as described above.

Bruce M. Goldberg, President and Chief Executive Officer of All American, stated, "Although modest, we are excited to have recorded our seventh consecutive quarter of profitability. While the beginning of the third quarter was negatively impacted by the continued weak market conditions, we were encouraged by the significant improvement in activity during the latter part of the quarter. Our sales for the third quarter were 15% ahead of sales for the second quarter of 2003 and represented our second sequential quarterly increase. As previously indicated, we are continuing to see more positive signals within our industry. The strengthening of market conditions has continued into the beginning of the fourth quarter with sales and bookings reaching levels we have not experienced since the first half of 2001. As a result of the current trends in business activity, we are slightly more optimistic about the possibility that an industry recovery may be underway. While we expect growth in North America, more of the future growth is likely to occur elsewhere, particularly in Asia. As a result, the Company is continuing to explore avenues to accelerate its presence beyond the boundaries of North America. On a long-term basis we remain confident that our Company's positioning will result in enhanced returns to our shareholders in future periods."

All American is recognized as the nation's 4th largest distributor of semiconductors and the 10th largest electronic components distributor overall. The Company has offices in 36 strategic locations throughout North America, as well as start-up operations in both Europe and Asia.

To the extent that this press release discusses future performance, expectations, beliefs or intentions about our bookings, sales, markets, future operating results, available cash flow, growth or otherwise makes statements about strengthening of or positive signals with respect to market conditions and business activity, the possibility of an industry recovery being underway or the Company's positioning resulting in enhanced returns to shareholders, the statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results, performance or achievements to differ materially from the statements made. Factors that could adversely affect the Company's future results, performance or achievements include, without limitation: the recent improvements in market conditions and business activity with respect to the broad-based industry downturn which resulted in the decline in demand for electronic components and excess customer inventory failing to continue and/or further improve; a failure of the general economy to continue to improve; the continuance of a trend for electronics manufacturing to move offshore; the level of effectiveness of the Company's business and marketing strategies, including those outside North America and particularly in Asia; an increase in the allowance for doubtful accounts receivable and bad debts or further write-offs of accounts receivable as a result of an adverse change in the financial condition of one or more of the Company's customers or the estimate made by the Company of the level of allowance for doubtful accounts based primarily on historical assumptions proving to be inadequate; further write-offs of inventory arising from customers returning inventory or canceling orders or the devaluation of inventory as a result of adverse market conditions; a reduction in the Company's development of new customers, existing customer demand as well as the level of demand for products of its customers; deterioration in the relationships with existing suppliers, particularly one of our largest suppliers; price erosion in and price competition for products sold by the Company; difficulty in the management and control of expenses; the inability of the Company to generate revenue commensurate with the level of personnel and size of its infrastructure; price decreases on inventory that is not price protected; decreases in gross profit margins, including decreasing margins resulting from the Company being required to have aggressive pricing programs; an increasing number of low-margin, large volume transactions and increased availability of the supply for certain products; increased competition from third party logistics and fulfillment companies, e-brokers and other Internet providers through the use of the Internet as well as from its traditional competitors; insufficient funds from operations, from the Company's credit facility and from other sources (debt and/or equity) to support the Company's operations and to repay the Company's subordinated debentures at maturity; problems with telecommunication, computer and information systems; the inability of the Company to expand its product offerings or obtain product during periods of allocation; the inability of the Company to continue to enhance its service capabilities and the timing and cost thereof; the failure to achieve acceptance of or to grow in all or some of the new technologies that have been or are being supported by the Company; an increase in interest rates; the adverse impact of any product liability or warranty claims or intellectual property claims; the impact from changes in accounting rules; the adverse impact of terrorism on the economy; and the other risks and factors including those detailed in the Company's reports on Forms 10-K and Forms 10-Q and other press releases. These risks and uncertainties are beyond the ability of the Company to control. In many cases, the Company cannot predict the risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statements, business risks and/or uncertainties.

                            (see accompanying table)

                        ALL AMERICAN SEMICONDUCTOR, INC.
             CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands
except per share amounts)

                                          Quarters                     Nine Months
Periods Ended September 30           2003           2002           2003           2002
--------------------------------------------------------------------------------------
Net Sales                    $     82,805   $     85,523   $    224,606   $    255,062
                             ============   ============   ============   ============

Income from Operations       $      1,004   $      1,097   $      2,466   $      3,387
                             ============   ============   ============   ============

Net Income (1)               $        177   $      1,559   $        301   $      1,876
                             ============   ============   ============   ============

Earnings Per Share:
  Basic                             $ .05          $ .40          $ .08          $ .49
                                    =====          =====          =====          =====

  Diluted                           $ .04          $ .40          $ .08          $ .49
                                    =====          =====          =====          =====

Average Shares:
  Basic                         3,785,175      3,851,185      3,804,462      3,854,998
                             ============   ============   ============   ============

  Diluted                       3,939,446      3,851,345      3,860,611      3,855,125
                             ============   ============   ============   ============

(1) Includes $1,319,000, on an after-tax basis, of other income for the quarter and nine months ended September 30, 2002 associated with a settlement with a customer of an accounts receivable that had been written off in 2001.

                                    #  #  #

CONTACT:
Bruce M. Goldberg, CEO
Howard L. Flanders, CFO
(305) 621-8282 x1417